Exhibit 10.10

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("Agreement") is entered into as of the 6th day of July, 2001, (the "Effective Date") by and between CS Medical Technologies, LLC, a Delaware limited liability company ("CS Medical") and Pro Uro Care Inc., a Minnesota corporation ("Licensee").

                                    RECITALS

         WHEREAS, CS Medical owns or has licensed the Licensed Technology (defined below); and

         WHEREAS, the parties desire for Licensee to be granted an exclusive license to the Licensed Technology in the defined field of use, subject to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         As used herein, capitalized terms will have the meanings set forth below.

         1.1 "Affiliate" shall mean any entity that controls, is controlled by or is under common control with a party hereto. "Control" shall mean the possession of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

         1.2 "Confidential Information" shall mean any confidential or proprietary information embodied in the Devices or Licensed Technology, and any information which relates to any research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

         1.3 "Devices" shall mean any composition of matter, material or product that is either covered by the Licensed Patents or the Licensed Know-how, or whose manufacture, use or sale would constitute, but for the license granted to Licensee pursuant to this agreement, an infringement of any pending or issued claim within the Patent Rights.

         1.4 "Field of Use" shall mean the treatment of (a) benign prostatic hyperplasia; (b) prostatitis; (c) prostate cancer; or (d) any other conditions of urologic disorder which may be diagnosed, imaged or treated using a catheter-based microwave technology or sensor imaging systems.
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         1.5 "Licensed Know-how" means all techniques, inventions, practices, methods, knowledge, skill, experience, bench testing information, and all other information and data relating to the Licensed Patents or the Field of Use, and which are now or in the future owned or licensed, with a right of sublicense, by CS Medical or its Affiliates.

         1.6 "Licensed Patents" means (a) the patents and patent applications listed on Exhibit A hereto, (b) any future patents and patent applications pertaining to or that have application in the Field of Use, and which are owned or licensed, with a right of sublicense, by CS Medical or its Affiliates, and
(c) all foreign counterparts, all substitutions, extensions, reissues, renewals, continuations and continuations in part relating to any Licensed Patents and their foreign counterparts, and which are owned or licensed, with a right of sublicense, by CS Medical or its Affiliates. Exhibit A shall be updated by the parties as needed from time to time during the term of this Agreement.

         1.7 "Licensed Technology" means (a) the inventions, discoveries, processes, devices and/or claims covered under the Licensed Patents; and (b) the Licensed Know-how.

         1.8 "Net Sales" means all revenues recognized in accordance with generally accepted accounting principles relating to the sale of Devices by or for Licensee, less transportation charges, discounts actually taken, credits allowed for defective or returned goods, and other allowances (actually paid or allowed, including but not limited to, prompt payment and volume discounts, charge backs from wholesalers and other allowances granted to the end commercial customer of the Devices, whether in cash or trade), insurance and sales and other taxes based on sales prices when included in gross sales, but not including taxes assessed on income derived from such sales.

                                    ARTICLE 2
                     GRANT OF LICENSE AND OTHER OBLIGATIONS

         2.1 License Grant. Subject to the terms and conditions of this Agreement, CS Medical hereby grants to Licensee an exclusive, worldwide, royalty-bearing, limited license under the Licensed Technology to make, have made, import, use, sell and have sold the Devices solely within the Field of Use.

         2.2 Degree of Exclusivity. Except as otherwise provided herein, the license granted in Section 2.1 shall be exclusive for the life of the Agreement. As used herein, "exclusive" shall mean that CS Medical may not grant any other license to any other third party of the Licensed Technology, in whole or in part, and may not itself practice any claim encompassed within the foregoing on a commercial basis within the Field of Use. Notwithstanding the foregoing, CS Medical and its Affiliates may use any of the Licensed Technology solely and exclusively for their own internal and noncommercial research and development purposes within the Field of Use, and CS Medical and other third parties reserve the right to make, to have made, use or sell, directly or through others, for any products embodying or otherwise using the Licensed Technology for applications outside the Field of Use.

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         2.3 No Trademark License. Subject to Section 5.4 below with respect to patent markings, nothing contained in this Agreement shall be construed as conferring any right to Licensee to use in its advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of CS Medical or its licensors.

         2.4 Sublicense. Licensee may grant to third parties a sublicense to manufacture, use, import or sell Devices developed by Licensee, provided that a least a majority of the members of Licensees Board of Directors approves such sublicense. Licensee may grant to third parties a sublicense to manufacture, use, import or sell Devices not developed by Licensee, provided that (a) CS Medical preapproves in writing such sublicense, and (b) CS Medical and Licensee agree in writing upon the royalties payable to CS Medical as a result of such sublicense.

         2.5 Services of Ray Kasevich. As of the Effective Date, an Affiliate of CS Medical employs Ray Kasevich. Provided that Ray Kasevich continues to be employed by CS Medical or an Affiliate, CS Medical agrees that it will make the services of Ray Kasevich available to Licensee on a part-time basis (approximately 10%) pursuant to a separate agreement, as either a consultant or an employee, with Licensee to be responsible for paying the amounts (e.g., salary and benefits) earned by Mr. Kasevich through such arrangement, and provided that Mr. Kasevich consents to such arrangement.

         2.6 Certain Items. CS Medical will make available to Licensee for its use (or benefit as described below) certain leased equipment and a microwave generator prototype, which are relevant to the Licensed Technology in the Field of Use. Licensee agrees to pay to CS Medical a pro rata share of one-third (33%) of the monthly lease expenses for such leased equipment promptly when invoiced, and acknowledges that such leased equipment will be (a) used by Ray Kasevich in the performance of the services for Licensee as described in Section 2.5, (b) continue to also be used by CS Medical and its Affiliates in their business, and
(c) will remain at the physical location(s) selected by CS Medical. As of the Effective Date, the microwave generator prototype (a) will be located at CS Medical's facilities but may be relocated at Licensee's request and expense at a later time, (b) may be used by Licensee only in furtherance of the development of the Devices as contemplated hereunder, (c) will be maintained by Licensee at its expense when in its possession or control, and (d) will be promptly returned to CS Medical upon any termination of this Agreement. As between the parties, CS Medical will retain all right, title and interest in and to the leased equipment and microwave generator prototype, and Licensee shall only have the limited right to use such items as described herein.

         2.7 Licensed Know-how. CS Medical will provide or make available all Licensed Know-how to Licensee in a timely manner.

                                    ARTICLE 3
                                    OWNERSHIP

         Licensee acknowledges and agrees that, as between CS Medical and Licensee, CS Medical shall retain all rights to the Licensed Technology, and Licensee shall have no rights in the Licensed Technology other than those rights expressly granted to Licensee under this Agreement.

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                                    ARTICLE 4
                                  CONSIDERATION

         4.1 Calculation and Payment of Royalties. Beginning on the Effective Date, Licensee shall pay to CS Medical an ongoing royalty pursuant to this
Section 4.1.

                  (a) Calculation of Royalties. Within thirty (30) days after the end of each calendar quarter, Licensee shall pay to CS Medical a royalty of one-half percent (0.5%) of the amount by which Net Sales of all Devices sold or distributed during such calendar quarter exceeds $500,000.

                  (b) Payment of Royalties. At the same time that it makes payments of royalties due with respect to a calendar quarter, Licensee shall deliver to CS Medical a true and complete accounting of sales of Devices and receipts from those sales during the quarter, with a separate accounting of sales and receipts by country and a calculation of the royalty payment due CS Medical for such calendar quarter. If no sales of Devices were made in such quarter, then Licensee's statement shall be a statement to such effect. Licensee hereby covenants that if it desires to sell, lease or otherwise place any Devices in exchange for consideration in a manner that makes it impractical to calculate the royalty due, it will not do so without first devising a mechanism for the calculation of royalties thereon and obtaining CS Medical's prior written consent for such mechanism.

         4.2 Foreign Payments. In transactions giving rise to an obligation to make payment hereunder with respect to which Licensee receives payment in a currency other than U.S. Dollars, all payments required to be made by Licensee under Section 4.1 shall be converted, prior to payment, into U.S. Dollars at the applicable rate of exchange of Citibank, N.A., in New York, New York, on the last day of the calendar quarter in which such transaction occurred. If Licensee is prevented from making any payment under this Agreement by virtue of the laws of the country from which the payment is to be made, Licensee may deposit the amount that has accrued to CS Medical's account in the currency of such country in a bank in such country that is acceptable to CS Medical.

         4.3 Overdue Payments. Payments due to CS Medical hereunder shall, if not paid when due under the terms of this Agreement, bear simple interest at the lesser of 1.5% per month or the highest rate permitted by law, calculated on the basis of a 360-day year for the number of days actually elapsed, beginning on the due date and ending on the day prior to the day on which payment is made in full. Interest accruing under this Section shall be due to CS Medical on demand. The accrual or receipt by CS Medical of interest under this Section shall not constitute a waiver by CS Medical of any right it may otherwise have to declare a default under this Agreement or to terminate this Agreement.

                                    ARTICLE 5
                                OTHER OBLIGATIONS

         5.1 Licensee Responsibility. Licensee shall diligently proceed with the development, manufacture, and sale of Devices within the Field of Use and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands therefor.

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         5.2 Government Approvals. As between the parties, Licensee shall be solely obligated to obtain all necessary governmental approvals for the manufacture, use, and sale of Devices within the Field of Use in the United States or any other countries.

         5.3 Progress Reports. Beginning at the end of the first anniversary of the Effective Date and annually thereafter, Licensee shall submit to CS Medical a summary progress report covering Licensee's activities in the preceding year related to the development and testing of all Devices within the Field of Use and Licensee's progress, if any, in obtaining governmental approvals necessary for marketing such products. * Such progress reports shall include, but not be limited to, a summary of the following topics: research and development work completed; key scientific discoveries; work in progress; current schedule of anticipated events or milestones; and market plans for introduction of new or additional Devices.

         5.4 Patent Marking. Licensee shall mark all Devices made, used, or sold under the terms of this Agreement, or their containers, in accordance with 35 U.S.C. ss. 287(a) or any other successor statute in the United States and the applicable patent marking laws of any other country. Upon CS Medical' written request, Licensee shall furnish reasonable and representative samples of the Devices to demonstrate compliance with this Section.

         5.5 Insurance. Licensee, at its sole cost and expense, shall insure its activities in connection with the exercise of its license under this Agreement in an appropriate amount at all times. Without limiting the foregoing, Licensee shall obtain, keep in force, and maintain, at a minimum, Comprehensive or Commercial Form General Liability Insurance (contractual liability included) or an equivalent program of self-insurance with appropriate limits, which limits will increase as needed depending on the activities of Licensee (i.e., more coverage once human testing begins).

                                    ARTICLE 6
                                 CONFIDENTIALITY

         6.1 Confidentiality. During the term of this Agreement and thereafter, each party hereto will maintain in confidence all Confidential Information disclosed by the other party hereto. Neither party will use, disclose or grant use of such Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the disclosing party will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect its own Confidential Information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

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         6.2 Exceptions. The obligations of confidentiality contained in Section
6.1 will not apply to the extent that it can be established by the receiving party by competent written proof that such Confidential Information:

         (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

         (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the other party;

         (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

         (d) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation to the other party not to disclose such information to others.

The parties agree that the material financial terms of this Agreement will also be considered Confidential Information of both parties.

         6.3 Authorized Disclosure. Each party may disclose the Confidential Information to the extent such disclosure is reasonably necessary in complying with applicable governmental regulations, provided that if such party is required to make any such disclosure of the Confidential Information it will to the extent practicable give reasonable advance notice to the other party of such disclosure requirement so that confidential treatment of the information required to be disclosed may be secured.

                                    ARTICLE 7
                                TERM; TERMINATION

         7.1 Term. This Agreement will commence on the Effective Date and, unless sooner terminated as provided hereunder, will terminate upon the expiration of the last to expire patent included in the Licensed Technology.

         7.2 Termination by CS Medical. CS Medical may terminate this Agreement in accordance with the following:

                  (a) Failure to Make Timely Payment. CS Medical may terminate this Agreement upon ten (10) days written notice if Licensee fails to timely make any payment required by this Agreement and fails to cure the nonpayment within ten (10) days of written notice thereof from Licensee.

                  (b) Failure to Capitalize. CS Medical may terminate this Agreement upon thirty (30) days written notice to Licensee, unless on or before December 31, 2002, CS Medical has received a certificate signed by at least a majority of the Board of Directors of Licensee indicating that Licensee has obtained at least $1,000,000.00 in new capital investment on or before the date of such certificate. In this connection, it is understood that Licensee may obtain this capital investment either through direct investments by investors, or through a merger or other form of acquisition or business combination, which results in at least $1,000,000.00 being available for development and other activities undertaken in connection with this Agreement.

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         7.3 Termination by Either Party. This Agreement may be terminated by either party upon written notice if the other party breaches a material provision of this Agreement and does not cure such breach within sixty (60) days of written notice thereof.

         7.4      Effect of Termination.

                  (a) Termination of License. Upon termination or expiration of this Agreement for any reason, the license granted to Licensee pursuant to
Section 2.1 shall automatically terminate. Licensee shall immediately cease all use of the Licensed Technology, including all Licensed Technology included in the Devices, and shall provide a written account to CS Medical of the following within fifteen (15) days of termination:

                       (1) All development in progress; sales of Devices
                           made but not shipped; inventory of Devices on hand as well as work in process;

                       (2) Royalties due but not paid up to date of
                           termination.

                  (b) Return of Confidential Information. Within thirty (30) days of termination of this Agreement for any reason, both parties shall return or destroy all copies of the other party's Confidential Information and shall provide written certification of such destruction upon request of the other party.

                  (c) Royalty Obligation. Licensee acknowledges that the termination of this Agreement by either party for any reason shall not absolve Licensee of its payment and other obligations under Section 4.1(b).

                  (d) - Survival. In the event of termination of this Agreement, Articles 3, 4, 6, 8, 9,10,11 and 12 shall survive.

                                    ARTICLE 8
                         REPRESENTATIONS AND WARRANTIES

         8.1 Representations and Warranties. Each party hereby represents and warrants:

         (a) Corporate Power. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

         (b) Due Authorization. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

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         (c) Binding Agreement. This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

         8.2 Representations and Warranties of Licensee. Licensee hereby represents and warrants to CS Medical the following:

                  (a) Diligent Development and Commercialization. Upon the obtaining of the capital referred to in Section 7.2(b) hereof, Licensee and its permitted sublicensees will be diligent in development and commercializing the Devices, which shall include, without limitation, the continued development of such Devices, making the necessary filings and applications to appropriate governmental authorities and undertaking marketing and sales activities.

                  (b) Performance; Noninfringement. Licensee hereby represents and warrants to CS Medical that it will perform its obligations hereunder in a lawful, businesslike and professional manner and that, to the knowledge of Licensee, the Devices do not infringe on any patent, copyright or trade secret of a third party.

         8.3 Representations and Warranties of CS Medical. CS Medical hereby represents and warrants to Licensee the following:

                  (a) Right to Grant License. CS Medical, to its knowledge, has all rights necessary to grant the license hereunder to Licensee.

                  (b) No Infringement Claims. As of the Effective Date, to the knowledge of CS Medical there are no claims that the Licensed Technology infringes any patent, copyright or trade secret of a third party.

                  (c) Licensed Technology. To the knowledge of CS Medical, the Licensed Technology includes all inventions, discoveries, processes, devices and/or claims covered under patents, and all know-how, which CS Medical or its Affiliates own or have the right to sublicense for use in the Field of Use.

                                    ARTICLE 9
                    INDEMNIFICATION, LIABILITY, INFRINGEMENT

         9.1 Indemnification by Licensee. Licensee hereby agrees to indemnify, defend and hold CS Medical harmless from any third party suit, claim or other legal action ("Legal Action") that alleges the Devices, or any of them, infringe any patent, copyright, trade secret, trademark or other proprietary right, including any reasonable costs or legal fees thereby incurred by CS Medical, except to the extent CS Medical is required to indemnify and hold harmless Licensee pursuant to Section 9.2. Licensee shall also indemnify, defend and hold CS Medical harmless against any Legal Action resulting from or arising out of Licensee's performance under or breach of this Agreement, including, but not limited to, any damages, losses or liabilities, whatsoever with respect to death or injury to any person and damage to any property arising from the design, possession, manufacture, use, sale, support, servicing or administration of the Devices. CS Medical shall give Licensee written notice of any Legal Action within twenty (20) days of CS Medical's first knowledge thereof.

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         9.2 Indemnification by CS Medical. CS Medical hereby agrees to indemnify, defend and hold Licensee harmless from any Legal Action arising out of or resulting from CS Medical's breach of the warranties contained in Section 8.3, including any reasonable legal fees thereby incurred by Licensee, except to the extent Licensee is required to indemnify CS Medical under Section 9.1. Licensee shall give CS Medical written notice of any Legal Action within twenty
(20) days of Licensee's first knowledge thereof.

         9.3 Suit for Infringement by Others. In the event Licensee becomes aware of any actual or threatened infringement of all or any part of the Licensed Technology including, without limitation, the patents contained therein, Licensee shall promptly notify CS Medical and Licensee shall, in its sole discretion, determine whether to commence infringement proceedings against the alleged third party infringer. CS Medical shall cooperate in such proceedings as reasonably requested by Licensee, and at Licensee's expense. If Licensee does not bring such action within six (6) months from date on which Licensee notified CS Medical of such infringement, CS Medical may bring such action at its own expense. If CS Medical commences infringement proceedings, Licensee shall cooperate in such proceedings, as reasonably requested by CS Medical, and at CS Medical's expense. In any litigation undertaken by either party against an accused infringer, neither party shall agree to any settlement, court order or consent without the other party's written consent to the terms thereof, which consent will not be unreasonably withheld. The party commencing litigation against an alleged third party infringer shall be entitled to retain any and all proceeds from such suit.

                                   ARTICLE 10
              LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES

         10.1 Waiver of Consequential Damages. EXCEPT FOR ANY USE OF THE LICENSED TECHNOLOGY BY LICENSEE OUTSIDE OF THE SCOPE OF THE LICENSE GRANTED IN
SECTION 2 HEREOF, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OR FOR ANY CLAIM BY ANY OTHER PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE GRANTING OF THE LICENSE HEREUNDER, OR THE DESIGN, MANUFACTURE, USE OR SALE OF THE LICENSED TECHNOLOGY OR DEVICES.

         10.2 Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED HEREIN, CS MEDICAL IS PROVIDING THE LICENSED TECHNOLOGY AND ANY EQUIPMENT OR OTHER MATERIALS PROVIDED HEREUNDER "AS IS," AND CS MEDICAL HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATING TO THE LICENSED TECHNOLOGY AND ANY EQUIPMENT OR OTHER MATERIALS PROVIDED HEREUNDER. Without limiting the generality of the foregoing, CS Medical expressly does not warrant the accuracy, safety, or usefulness for any purpose, of the Licensed Technology, any equipment or other materials provided or made available by CS Medical hereunder or the Devices. Nothing contained in this Agreement shall be construed as either a warranty or representation by CS Medical as to the validity or scope of any patents contained in the Licensed Technology, and CS Medical assumes no liability in respect of any infringement of any patent or other right of third parties due to the activities of Licensee or any sublicensee under this Agreement, subject to
Section 8.3(b) above.

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                                   ARTICLE 11
                                 RECORDS; AUDIT

         11.1 Records Retention. Licensee will keep complete and accurate records pertaining to the sale of the Devices. Such records will be maintained for a three (3) year period following the year in which any such payments were made hereunder.

         11.2 Audit Request. CS Medical will have the right to engage, at its own expense, an independent, certified public accountant reasonably acceptable to Licensee, to examine Licensee's records from time to time as may be necessary to determine, with respect to any calendar year, the correctness of any report or payment made under this Agreement. If any such audit reveals an underpayment of more than five percent (5%) of the correct amount of royalties due hereunder, such audit will be at the expense of Licensee. If any audit conducted on behalf of CS Medical shows that Licensee underpaid the royalties due to CS Medical under the licenses herein as to the period subject to the audit, then Licensee shall immediately pay to CS Medical any such deficiency with interest thereon at an annual rate equal to 2% above the U.S. dollar reference rate ("prime rate") charged from time to time by Citibank, N.A. from the date due until paid or at such lower rate as shall be the maximum rate permitted by law.

         11.3 Survival. This Article 11 will survive any termination of this Agreement for a period of three (3) years.

                                   ARTICLE 12
                            MISCELLANEOUS PROVISIONS

         12.1 Entire Agreement. This Agreement (including the Exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

         12.2 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

         12.3 Severability. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

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         12.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted hereunder, successors and assigns.

         12.5 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable (including by operation of law) by Licensee without the prior consent of at least a majority of the members of Licensee's Board of Directors. Any assignment which is not in accordance with this Section will be void.

         12.6 Modification, Amendment, Waiver or Termination. No provision of the Agreement may be modified, amended waived or terminated except by an instrument in writing signed by the parties to this agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

         12.7 Notices. All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth herein. All such communications shall be effective when received.

If to CS MEDICAL:

                  Mr. Alexander Nazarenko
                  CS Medical Technologies, LLC
                  2277 West Highway 36
                  Suite 254
                  Roseville, MN 55113

With a copy to:

                  Frederic F. Hillier
                  Dorsey & Whitney LLP
                  220 South Sixth Street
                  Minneapolis, MN 55402

If to Licensee, addressed to:

                  David Koenig
                  Solar Plastics, Inc.
                  732 30th Avenue S.E.
                  Minneapolis, MN 55414


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With a copy to:

                  John Brower
                  Gray Plant Mooty Mooty & Bennett P.A.
                  33 South Sixth Street
                  Suite 3400
                  Minneapolis, MN 55402

Any party may change the address set forth above by notice to each other party given as provided herein.

         12.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         12.9 Governing Law. This Agreement is made in accordance with and shall be governed and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of laws rules.


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         12.10 Third-Party Benefit. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

         12.11 Jurisdiction and Venue. This Agreement may be enforced in any federal court or state court sitting in Ramsey or Hennepin counties, Minnesota, and each party consents to the jurisdiction and venue of any such court and waives any argument that venue in such forum is not convenient. If any party commences any action under any tort or contract theory arising directly or indirectly from the relationship created by this Agreement in another jurisdiction or venue, any other party to this Agreement shall have the option of transferring the case to the above-described venue or jurisdiction or, if such transfer cannot be accomplished, to have such case dismissed without prejudice.

         12.12 Waiver of Jury Trial. Each party irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

         12.13 Remedies. The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations this Agreement, any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

         12.14 Expenses. Except as otherwise expressly provided for herein, each party will pay its own expenses (including attorneys' and accountants' fees) in connection with the negotiation of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

         12.15 Advice of Counsel. Each party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement.

         12.16 Relationship of the Parties. Neither party is, nor will be deemed to be, an agent or legal representative of the other party for any purpose. Neither party will be entitled to enter into any contracts in the name of or on behalf of the other party, and neither party will be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so. No party will incur any debts or make any commitments for the other.

         12.17 Force Majeure. Neither party will be liable to the other for loss or damages or will have any right to terminate this Agreement for any default or delay (except any default or delay in the payment of money due hereunder) attributable to any fire, floods, earthquake, embargo, war, act of war (whether declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or act, omission or delay in acting by any governmental authority or the other party, if the party affected will give prompt notice of any such cause to the other party. The party giving such notice will thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty
(30) days thereafter; provided, however, that such affected party commences and continues to take reasonable and diligent actions to cure such cause.

         12.18 Export Control. Licensee acknowledges that the Licensed Technology and Devices may be subject to the export control laws and regulations of the United States of America, and it hereby agrees to obey any and all such laws and regulations. Licensee agrees not to take any actions that would cause either party to violate the U.S. Foreign Corrupt Practices Act of 1977, as amended.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including the Exhibits attached hereto and incorporated herein by reference.

PRO URO CARE INC.                        CS MEDICAL TECHNOLOGIES, LLC


By: Maurice Taylor                       By: Alex Nazarenko
    ---------------------                    ---------------


Title: President                         Title: Manager
       ------------------                       -------------

                      Exhibit A - List of Licensed Patents


                                   CS MEDICAL

                         SUMMARY OF PATENTS/APPLICATIONS

------------- ---------------- --------------------------------------------- ------------- ---------------------------
Matter        Application      Subject Matter                                Serial No.    Status
Number        Name                                                           Filing Date
------------- ---------------- --------------------------------------------- ------------- ---------------------------
05785-        Microwave        A medical instrument for                      09/248,165    Issued as U.S. Patent No.
005001        Devices for      providing/withdrawing heat from a target                    6,181,970 on January 30,
              Medical          area (e.g., tumor).                           February 9,   2001
              Hyperthermia,                                                  1999
05785-        Thermotherapy
005WO1        and Diagnosis
              (Microwave                                                     PCT           Published as WO 00/47281
              Heat Pipe)                                                     Application   on August 17, 2000
                                                                             US00/03226
              Microwave
              Devices for                                                    February 8,
              Medical                                                        2000
              Hyperthermia
              Thermotherapy
              and Diagnosis
              (Microwave
              Heat Pipe)
------------- ---------------- --------------------------------------------- ------------- ---------------------------
05785-        Microwave        A medical instrument having a collinear       09/248,168    Issued as U. S. Patent
006001        Systems for      array of antennas used to precisely focus                   No. 6,097,985 on August 1,
              Medical electromagnetic (EM) energy to a desired February 9,                 2000
               Hyperthermia, area of tissue. The medical instrument 1999
              Thermotherapy includes an EM source for providing the EM and
              Diagnosis energy individually to each of the antennas
05785-        (3D Microwave    at a selected amplitude and phase
006WO1        Antenna System)  characteristic.                               PCT           Published as WO 00/47283
                                                                             Application   on August 17, 2000
              Microwave                                                      US00/03451
              Systems for
              Medical                                                        February 9,
              Hyperthermia,                                                  2000
              Thermotherapy
              and Diagnosis
              (3D Microwave
              Antenna System)
------------- ---------------- --------------------------------------------- ------------- ---------------------------
05785-        Microwave        Relates to a unique antenna structure         09/248,170    Issue Fee paid March 20,
011001        Antenna for      having an outer helical winding surrounding                 2001.
              Medical          an inner antenna (e.g., a dipole antenna).    February 9,   Awaiting Letters Patent
              Hyperthermia,                                                  1999
              Thermotherapy    It is important to note that, with the
              and Diagnosis    005001, 006001, and 011001 applications
              (Helical         were filed on the same day.
              Antenna)
                               The specifications of each application were
                               virtually identical.

                               This approach allowed us to file claims covering
                               various combinations of the concepts described in
                               the individual applications. For example,
                               collinear array arrangements for diagnostic
                               imaging and
                               structured as heat pipes are covered.
------------- ---------------- --------------------------------------------- ------------- ---------------------------

------------- ---------------- --------------------------------------------- ------------- ---------------------------
Matter        Application      Subject Matter                                Serial No.    Status
Number        Name                                                           Filing Date
------------- ---------------- --------------------------------------------- ------------- ---------------------------
05785-011WO1                   Similarly, methods of treating the prostate
                               including using a pair of antennas, one of    PCT           Published as WO 00/47282
              Medical          which is configures as a helical antenna      Application   on August 17, 2000
              Hyperthermia,    are covered as well.                          US00/03340
              Thermotherapy
              and Diagnosis                                                  February 9,
              (Helical                                                       2000
              Antenna)
------------- ---------------- --------------------------------------------- ------------- ---------------------------
05785-        Heat Pipe Array  An array of antennas for providing            09/377,458    All claims (1-54)
014001                         increased uniformity of radiated microwave                  allowed.  Issue fee due
                               energy into a tissue mass (e.g., tumor).      August 19,    June, 2001
                                                                             1999
------------- ---------------- --------------------------------------------- ------------- ---------------------------
05785-        Microwave        A microwave diagnostic system composed of a   Unfiled       In progress
017001        Diagnostics      collection of electromagnetic source
                               antennas capable of propagating microwave
                               frequency radiation into the human body.
                               Electrical and magnetic impedance tomography
                               concepts are used in conjunction with microwave
                               energy to characterize thermal patterns
------------- ---------------- --------------------------------------------- ------------- ---------------------------
05785-        Microwave        A medical catheter (e.g. Foley) has a         Unfiled       In progress
019001        Catheter         section with an expanded diameter within
                               which a radiating antenna is positioned.
                               The expanded diameter also holds a
                               dielectric fluid (e.g., water) which forms
                               a resonant cavity to provide optimum
                               transmission characteristics.
------------- ---------------- --------------------------------------------- ------------- ---------------------------